                   AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the 30th day of June, 2009, by and between MORGAN
STANLEY INVESTMENT MANAGEMENT INC., a Delaware corporation (hereinafter referred to as the "INVESTMENT ADVISER"), and MORGAN STANLEY INVESTMENT MANAGEMENT
LIMITED, a company incorporated under the laws of England (hereinafter referred to as the "LOCAL MANAGER").

                                   WITNESSETH:

     WHEREAS, Morgan Stanley Emerging Markets Fund, Inc. (the "FUND") is a
Maryland corporation engaged in business as a closed-end management investment company and is registered under the Investment Company Act of 1940, as amended
(hereinafter referred to as the "INVESTMENT COMPANY ACT"); and

     WHEREAS, the Investment Adviser and the Local Manager are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the
"ADVISERS ACT"); and

     WHEREAS, the Local Manager is regulated by the Financial Services Authority in the United Kingdom; and

     WHEREAS, the Investment Adviser has entered into an investment advisory agreement (the "ADVISORY AGREEMENT") with the Fund dated March 13, 1997, as amended from time to time, pursuant to which the Investment Adviser provides management and investment and advisory services to the Fund; and

     WHEREAS, the Investment Adviser entered into an investment sub-advisory agreement with the Local Manager with respect to the Fund, effective as of April
23, 2009 (the "CURRENT SUB-ADVISORY AGREEMENT"); and

     WHEREAS, as of June 30, 2009, the Current Sub-Advisory Agreement is hereby amended and restated (this "AGREEMENT") to incorporate amendments thereto and to make other ministerial changes designed to facilitate the administration of this
Agreement; and

     WHEREAS, the Local Manager is willing to provide investment advisory services to the Investment Adviser in connection with the Fund's operations on the terms and conditions hereinafter set forth and including the terms and conditions contained in the Annex to this Agreement; provided however, that nothing in the Annex to this Agreement shall authorize conduct prohibited under the Investment Company Act or the Advisers Act;

     NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Local Manager and the Investment Adviser hereby agree as follows:

                                    ARTICLE I

                           DUTIES OF THE LOCAL MANAGER

     The Investment Adviser hereby employs the Local Manager to act as discretionary investment manager to the Investment Adviser and to furnish the investment management services described below, subject to the broad supervision of the Investment Adviser and the Board of Directors of the Fund (the "BOARD OF
DIRECTORS" or the "DIRECTORS"), for the period and on the terms and conditions set forth in this

                                                                  AMR #116155-v3

Agreement. The Local Manager hereby accepts such employment
and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates shall for all purposes herein be deemed a Professional Client as defined under the rules and guidance promulgated by the Financial Services Authority
(hereinafter referred to as the "FSA RULES"). The Investment Adviser has the
right to request to be treated as a retail client. Classification as a retail client requires the Local Manager to exercise a higher level of protective care under the regulatory system. However, the Local Manager is not obliged to accept any such request. The Investment Adviser should be aware that professional clients will not be entitled to certain protections afforded by the FSA Rules to retail clients. For the avoidance of doubt, the Local Manager will, for purposes of the FSA Rules, only treat the Investment Adviser (but not the Fund) as its customer from both a regulatory and a contractual perspective. The Local Manager and its affiliates shall for all purposes herein each be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     The Local Manager shall have full discretion, power and authority on the
Fund's behalf to buy, sell, retain, exchange or otherwise deal in investments and other assets, make deposits, subscribe to issues and offers for sale and accept placings of any investments, enter into foreign currency transactions on a spot or forward basis, effect transactions on any markets, take all day-to-day decisions and otherwise act as the Local Manager judges appropriate in relation to the investment and reinvestment of the portfolio of assets of the Fund. This includes performing all acts and executing all documents which the Local Manager reasonably considers incidental thereto, including (without limitation) power to execute and deliver all applications, requests, or claims for refund, reduction, repayment or credit of, or exemption or relief from, any withholding tax or similar taxes in any jurisdiction in which such applications, requests or claims may be made. Subject to guidelines adopted by the Fund, the Local Manager shall also make recommendations or take action as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio of assets of the Fund shall be exercised. All of the foregoing is subject always to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as they may be amended and/or restated from time to time and as provided to the Local Manager by the Investment Adviser, the provisions of the
Investment Company Act and the statements relating to the Fund's investment objective(s), investment policies and investment restrictions as the same are set forth in the then-currently effective prospectus, if any, relating to the shares of the Fund under the Securities Act of 1933, as amended (the
"PROSPECTUS"), or such other applicable disclosure document, as well as to the supervision of the Investment Adviser and the Board of Directors of the Fund.

     The Local Manager will not hold money on behalf of the Investment Adviser or the Fund, nor will the Local Manager be the registered holder of the registered investments of the Investment Adviser or the Fund or be the custodian of documents or other evidence of title.

     The Local Manager may, where reasonable, employ agents (including affiliates) to perform any administrative, dealing or ancillary services required to enable the Local Manager to perform its services under this
Agreement.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

     The Local Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall at its own expense provide the office space, equipment and facilities which it is obligated to provide under Article I hereof.

                                   ARTICLE III

                        COMPENSATION OF THE LOCAL MANAGER

     For the services rendered, the facilities furnished and expenses assumed by the Local Manager, the Investment Adviser shall pay to the Local Manager a fee in an amount to be determined from time to time by the Investment Adviser and the Local Manager but in no event in excess of the amount that the Investment
Adviser actually received for providing services to the Fund pursuant to the
Advisory Agreement. The fee currently paid by the Investment Adviser to the
Local Manager is set forth on Schedule A, as may be amended from time to time.

                                   ARTICLE IV

                  LIMITATION OF LIABILITY OF THE LOCAL MANAGER

     No warranty is given by the Local Manager as to the performance or profitability of the Fund or any part thereof.

     If a percentage restriction contained in the Fund's investment objective(s)
or investment restrictions (as the same are set forth in the Fund's then-currently effective Prospectus or such other applicable disclosure document) is adhered to at the time of investment, a later change in percentage resulting from a change in values or assets will not constitute a violation of such restriction.

     The Local Manager will not be responsible to the Investment Adviser or the
Fund for the solvency, actions or omissions of any counterparty, broker, dealer, market-maker, bank, custodian or sub-custodian, with whom it transacts business on the Investment Adviser's behalf, other than affiliates of the Local Manager.

     Nothing in this Agreement will exclude or restrict any liability which the
Local Manager has under the Financial Services and Markets Act 2000, FSA Rules or Regulatory System (as defined by FSA Rules) in relation to the Investment
Adviser and which may not be excluded or restricted thereunder.

     The Local Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of investment advisory services rendered with respect to the
Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. The exception in the previous sentence shall apply to each limitation of the Local Manager's liability contained in this Article IV. As used in this Article IV, the Local Manager shall include any affiliates of the
Local Manager performing services for the Local Manager contemplated hereby and directors, officers and employees of the Local Manager and such affiliates.

     It is understood and agreed that in furnishing the investment advice and other services as herein provided, the Local Manager shall use its best professional judgment to perform its obligations hereunder which will provide favorable results for the Fund. The Local Manager shall not be liable to the
Fund or to any shareholder of the Fund to any greater degree than the Investment
Adviser, and the Investment Adviser shall indemnify and hold the Local Manager harmless against any loss, liability or cost incurred by the Local Manager towards the Fund or to any shareholder of the Fund except to the extent that such loss, liability or cost arises from the Local Manager's fraud, willful misfeasance, bad faith or gross negligence in the performance of the Local
Manager's duties hereunder.

                                    ARTICLE V

                         ACTIVITIES OF THE LOCAL MANAGER

     The services of the Local Manager to the Investment Adviser in connection with the operations of the Fund are not to be deemed to be exclusive, the Local
Manager and any person controlled by or under common control with the Local
Manager (for purposes of this Article V referred to as "affiliates") being free to render services to others. It is understood that the Directors and any officers, employees and shareholders of the Fund are or may become interested in the Local Manager and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Local Manager and its affiliates are or may become similarly interested in the Fund, and that the Local Manager and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

                                   ARTICLE VI

                   DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement shall become effective with respect to the Fund for an initial period of up to two years from the effective date set forth opposite the
Fund's name on Schedule A hereto, and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of
Directors or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority of those Directors who are not parties to this
Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Investment Adviser, by the Board of Directors of the Fund or by
vote of a majority of the outstanding voting securities of the Fund, or by the
Local Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement. Any termination shall be without prejudice to the completion of transactions already initiated.

                                   ARTICLE VII

                          AMENDMENTS TO THIS AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors of the Fund or by the vote of a majority of outstanding voting securities of the Fund and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          DEFINITIONS OF CERTAIN TERMS

     The terms "vote of a majority of the outstanding voting securities,"
"assignment," "affiliated person" and "interested person" used in this
Agreement, shall have the respective meanings specified in the Investment
Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment
Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                       MORGAN STANLEY INVESTMENT MANAGEMENT INC.

                                       By: /s/ Randy Takian
                                           -------------------------------------
                                       Name: Randy Takian
                                       Title: President

                                       MORGAN STANLEY INVESTMENT MANAGEMENT
                                       LIMITED

                                       By: /s/ Andrew Onslow
                                       Name: Andrew Onslow
                                       Title: Director

                                                                      SCHEDULE A
                                                             AS OF JUNE 30, 2009

                                                   EFFECTIVE DATE OF
                                                   AGREEMENT AND ANY
                                                 AMENDMENTS ENTERED INTO
NAME OF FUND                                      PRIOR TO JUNE 30, 2009                  FEE
------------------------------------------   -------------------------------   ---------------------------

Morgan Stanley Emerging Markets Fund, Inc.   Effective Date: 04/23/09          The Fund may have portfolio
                                                                               managers from one or more
                                                                               sub-advisers and from the
                                                                               Investment Adviser. The
                                                                               Investment Adviser will
                                                                               retain 46% of the net
                                                                               advisory fees it receives
                                                                               from the Fund, after taking
                                                                               into account any fee
                                                                               waivers. The remaining 54%
                                                                               will be split between the
                                                                               Investment Adviser, the
                                                                               Local Manager and any other
                                                                               sub-adviser, and paid out
                                                                               on a monthly basis, based
                                                                               on the "total
                                                                               seniority-weighted
                                                                               headcount" of the Fund's
                                                                               portfolio managers. The
                                                                               "total seniority-weighted
                                                                               headcount" is calculated by
                                                                               considering (1) the number
                                                                               of portfolio managers from
                                                                               the Local Manager and each
                                                                               other sub-adviser and the
                                                                               portfolio managers of the
                                                                               Investment Adviser relative
                                                                               to the total number of
                                                                               portfolio managers for the
                                                                               Fund and (2) weighting each
                                                                               portfolio manager according
                                                                               to each portfolio manager's
                                                                               seniority.

                                    Sch. A-1

                             SUB-ADVISORY AGREEMENT

                                      ANNEX

1.   REGULATORY STATUS

     The Local Manager is authorised and regulated by the Financial Services
     Authority (the "FSA"), the UK supervisory authority whose registered office is at 25 The North Colonnade, Canary Wharf, London, United Kingdom E14 5HS.

2.   ORDER EXECUTION

     The Local Manager acknowledges its duty under the FSA Rules to take all reasonable steps to obtain the best possible result for the Investment
     Adviser (taking into account the factors prescribed in the FSA Rules) when executing orders resulting from decisions to deal in designated investments
     (as defined in the FSA Rules) and to act in accordance with the Investment
     Adviser's best interests when placing orders in respect of designated investments with other persons for execution or when receiving and transmitting orders to other persons for execution. Information concerning the Local Manager's policy for meeting those obligations (the "ORDER
     EXECUTION POLICY DISCLOSURE STATEMENT") is included as Schedule 1. The
     Investment Adviser acknowledges receipt of the Order Execution Policy
     Disclosure Statement and confirms its consent to the matters described in
     it. For the avoidance of doubt and as set out in the Order Execution Policy
     Disclosure Statement, the Investment Adviser acknowledges that specific instructions from the Investment Adviser in relation to the execution of orders may prevent the Local Manager from following its execution policy in relation to such orders in respect of the elements of execution covered by the instructions.

     The Local Manager will act in good faith and with due diligence in its choice and use of brokers or dealers ("BROKER") to place client orders or execute client transactions. Subject thereto and to the FSA Rules, the
     Local Manager may execute or arrange for the execution of transactions for the Investment Adviser on such markets or exchanges (including markets or exchanges that are not Regulated Markets or MTFs) and with or through such
     Brokers (but excluding any Affiliate) as it thinks fit. All transactions will be effected in accordance with the rules and regulations of the relevant market or exchange, and the Local Manager may take all such steps as may be required or permitted by such rules and regulations and/or by appropriate market practice. For purposes of this Agreement, "Multilateral
     Trading Facility" (also "MTF") has the meaning given in the FSA Rules (in summary, an investment exchange or multilateral trading platform other than a Regulated Market); and "Regulated Market" has the meaning given in the
     FSA Rules (in summary, an investment exchange or multilateral trading platform which, in either case, is regulated within the EEA as a "regulated market" under the Markets in Financial Instruments Directive).

     The Investment Adviser expressly instructs the Local Manager not to make public immediately any limit order relating to transactions in respect of the Fund which is not immediately executed under prevailing market conditions where the Local Manager believes it is in the Investment
     Adviser's interests not to do so.

     The Local Manager may aggregate transactions for the Fund with transactions of other clients of the Local Manager and of its employees and of clients of its affiliate and its

                                    Annex-1

     employees and will promptly allocate such aggregated transactions among the participating accounts on a fair and equitable basis in accordance its order allocation policy established in compliance with the requirements of the FSA Rules. The Investment Adviser recognises that the Local Manager will aggregate transactions only where it reasonably believes that it is likely that the aggregation will operate overall to the advantage of the
     Fund. However, on occasion the aggregation may operate to the disadvantage of the Fund in relation to a particular order. The Local Manager will provide a copy of its order allocation policy to the Investment Adviser upon request.

3.   DEALING ARRANGEMENTS

     The Local Manager's policy regarding its Dealing Arrangements, including details of the goods and services that relate to the execution of trades and those that relate to the provision of research are set out in Schedule
     2. The Local Manager shall provide the Investment Adviser with details of its Dealing Arrangements with the frequency required by the FSA Rules. For purposes of this Agreement, "Dealing Arrangements" means arrangements entered into by the Local Manager as permitted by the FSA Rules for the receipt or payment of money, goods or services that relate to the execution of trades or the provision of research under which the Local Manager executes or arranges for the execution of orders in designated investments.

4.   MATERIAL INTERESTS

     The Local Manager and any of its affiliates (an "AFFILIATE") may, subject to the limitations of the U.S. Investment Company Act of 1940, as amended, and to the overriding principles of suitability and best execution and without prior reference to the Investment Adviser, effect transactions in which the Local Manager or Affiliate has, directly or indirectly, a material interest or a relationship of any description with another party, which may involve a potential conflict with the Local Manager's duty to the
     Investment Adviser. Neither the Local Manager nor any Affiliate shall be liable to account to the Investment Adviser for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions nor will the Local Manager's fees, unless otherwise provided, be abated. For example, such potential conflicting interests or duties may arise because:

          -    any of the Local Manager's or Affiliate's directors or employees is a director of, holds or deals in securities of, or is
               otherwise interested in any company whose securities are held or dealt in on behalf of the Investment Adviser;

          -    the transaction is in the securities of a company for which an
               Affiliate has provided corporate finance advice, underwritten, managed or arranged an issue or offer for sale;

          -    the Local Manager may act as agent for the Investment Adviser in relation to transactions in which it is also acting as agent for the account of other clients and/or an Affiliate;

          -    the transaction is in units or shares of a collective investment scheme (regulated or unregulated) of which the Local Manager or any Affiliate is the manager, operator, banker, adviser,
               custodian or trustee; or

                                    Annex-2

          -    The Local Manager may act as agent for a counterparty and also act as agent on behalf of the Investment Adviser and in the course of so acting may charge a commission to either the
               counterparty or the Investment Adviser.

     Nothing in the Agreement shall oblige the Local Manager or any Affiliate to accept responsibilities more extensive than those set out in the Agreement or shall give rise to any fiduciary or equitable duties which would prevent or hinder either: (i) the Local Manager or any Affiliate performing investment management or other services for any person or entity other than the Investment Adviser or from making investments on their own behalf and the performance of such services for others or investment on their own behalf will not be deemed to violate or give rise to any duty or obligation to the Investment Adviser; or (ii) the Local Manager effecting any transaction with or for the Investment Adviser with an Affiliate; or (iii)
     such Affiliate acting both as market-maker and broker, principal or agent, dealing with other Affiliates and other clients and generally effecting transactions as provided above nor from retaining any remuneration received in respect thereof.

5.   RECORDS AND REPORTS

5.1  The Local Manager will keep accurate and detailed records with respect to all receipts, investments, sales, disbursements and other transactions carried out by the Local Manager for the Investment Adviser or with the
     Fund.

5.2  All records held pursuant to this clause by the Local Manager shall be open to inspection by the Investment Adviser or the Fund and the Local Manager
     will provide the Investment Adviser and the Fund with such access as it itself has to records held by any relevant third party, in each case at reasonable times during business hours and upon the giving of reasonable notice by the Investment Adviser or the Fund.

5.3  The Local Manager shall, not later than 10 working days following the end of each calendar month, furnish to the Investment Adviser a statement showing all transactions that have occurred in the Fund and a monthly listing of all investments and cash balances held as of the end of such month.

5.4  The monthly statement will show the cost or amount realised (in the case of any relevant new purchase or sale) and, where available, the current value
     (where applicable) of each investment held in the Fund and any income arising on the Fund's account during the relevant calendar month, and will also include a statement showing the measure of the performance of the assets of the Fund. The basis of all valuations will be as stated in the first monthly statement, unless otherwise agreed.

5.5  The Local Manager will not provide the Investment Adviser with an individual trade confirmation of each portfolio transaction unless the
     Investment Adviser has specifically requested the Local Manager to do so.

6.   FORCE MAJEURE

     The Local Manager shall not be responsible or liable to the Investment
     Adviser or the Fund for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil

                                    Annex-3

     or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the
     Local Manager shall use reasonable efforts which are consistent with accepted practices in the investment management industry to resume performance as soon as practicable under the circumstances.

7.   COMPLAINTS

     The Local Manager maintains procedures in accordance with FSA Rules for the effective consideration and handling of client complaints. Complaints will be considered promptly by the appropriate supervisory manager who is not personally involved in the subject matter of the complaint. Where appropriate, the complaint will be passed to the Compliance Officer.

8.   RECORDING OF TELEPHONE INSTRUCTIONS

     All instructions received from the Investment Adviser by telephone will be binding as if received in writing. The Local Manager may record telephone conversations with the Investment Adviser and produce such recordings in evidence if the Local Manager sees fit to do so. In some circumstances, when the Investment Adviser is dealing with the Local Manager, data may be collected about the Investment Adviser and the Investment Adviser's officers or employees indirectly from monitoring devices or other means
     (for example, telephone logs and recordings). In these circumstances, the data are not accessed on a routine basis but access is possible. Access could occur, for instance, in situations where the data are needed to clarify or confirm instructions provided by the Investment Adviser, for compliance or billing purposes.

9.   CONFIDENTIALITY AND DISCLOSURE

     The Local Manager and the Investment Adviser undertake to keep private and confidential all information acquired in connection with this Agreement, and not to disclose such information to any person except to the extent that:

     (a)  the other party gives prior consent; or

     (b)  the Local Manager is required to disclose the information by the FSA, the Bank of England, the London Stock Exchange or any other recognised investment exchange, the City Panel on Takeovers and Mergers or any other regulatory authority having jurisdiction over the Local Manager or the performance by it of its obligations under this Agreement or by
          English Law; or

     (c)  disclosure to a counterparty to a transaction effected for the Fund is required as a condition to such transaction; or

     (d)  disclosure is necessary to enable the Local Manager to perform its obligations under this Agreement.

                                    Annex-4

10.  DATA PROTECTION

10.1 The Local Manager will, in connection with the Sub-Advisory Agreement, comply (where applicable) with the UK Data Protection Act 1998 and other applicable data protection laws and regulations (together, the "DATA
     PROTECTION LAWS").

10.2 The Investment Adviser will comply (where applicable) with the Data
     Protection Laws and (where applicable) take all reasonable steps to ensure that it has obtained all necessary consents for the Local Manager to process any personal data for the purposes of the Agreement.

11.  RISK DISCLOSURE

11.1 The Investment Adviser's attention is drawn to Schedule 3 which provides important information as to the nature and risks of certain investments which may comprise the Fund and a description of certain provisions of the industry standard master agreements and their consequences. The Investment
     Adviser represents and warrants to the Local Manager that it has read, understood, and accepts the provisions of Schedule 3.

                                    Annex-5

                                   Schedule 1

                   ORDER EXECUTION POLICY DISCLOSURE STATEMENT

TRANSACTION EXECUTION ARRANGEMENTS

Morgan Stanley Investment Management Limited (the "LOCAL MANAGER") has
established and implemented transaction execution arrangements that are designed to allow the Local Manager to take all reasonable steps to obtain the best possible result when executing or placing orders as portfolio manager on behalf of its clients in relation to financial instruments that form part, or may become part, of one or more investment portfolios managed by the Local Manager for that or those clients (each a "TRANSACTION"). For the purposes of this document: any reference to the Local Manager "executing an order" is a reference to the Local Manager, as agent, entering into a Transaction on behalf of a client with another person that acts as principal to that Transaction, any reference to the Local Manager "placing an order" is a reference to the Local
Manager, as agent, arranging for a Transaction to be entered into by another person that acts as agent on behalf of a client when entering into that
Transaction, and any reference to the Local Manager "effecting a Transaction" is a reference to the Local Manager either placing or executing an order.

As part of its transaction execution arrangements, the Local Manager has an order execution policy in place that is designed to ensure that the Local
Manager complies with its duty to obtain the best possible result when effecting a Transaction for one or more clients (the "ORDER EXECUTION POLICY").

This document is intended to provide the Local Manager's clients with a summary of the Local Manager's Order Execution Policy. Nothing herein is intended to place upon the Local Manager fiduciary or other duties or responsibilities over and above the specific obligations provided for in the investment management agreement between the Local Manager and a client.

THE QUALITY OF EXECUTION

Where the Local Manager effects a Transaction for its professional clients, subject to any specific instructions received from a client, the Local Manager will determine the best possible result taking the following factors into account: (a) price; (b) costs; (c) speed; (d) likelihood of execution or settlement; (e) size of the Transaction; (f) nature of the Transaction; and (g)
any other consideration relevant to the Transaction, including availability of liquidity, the impact on the market of the Transaction and the Local Manager's operational costs.

Price is normally judged with reference to normal market size for the relevant financial instrument. Where trades are outside of normal market size and in sizeable volume or made on an over the counter basis, it is not generally possible to source a quote for price from Brokers because a declaration of intention to deal could result in market/security price sensitivity. As a result, the Local Manager must then determine what is likely to be the best execution venue without being able to get firm quotes, but there can be no guarantee that it will be.

In certain circumstances, the relevant execution venue may not be able to provide sufficient immediately available liquidity to carry the contemplated
Transaction out in full at the time required. In addition, other circumstances may dictate that the best immediately available price for a Transaction may not be the best possible result for that Transaction. Where, in the Local Manager's opinion, those circumstances occur the Local Manager may need to split the
Transaction up into multiple Transactions with a view to obtaining the best possible result in relation to the original Transaction by completing that
Transaction over a period of time using a

                                    Sch. 1-1

variety of execution venues.

The Local Manager will determine the relative importance of each factor using the following criteria: (a) the characteristics of the Investment Adviser; (b)
the characteristics and nature of the Transaction, including whether any specific instructions are given by the Investment Adviser; (c) the characteristics of the financial instruments that are the subject of the
Transaction; and (d) the characteristics of the execution venues to which the
Transaction can be directed.

While the Local Manager will take all reasonable steps, based on the resources available to it, to satisfy itself that it has processes in place that can reasonably be expected to lead to the delivery of the best possible result, the
Local Manager does not guarantee that it will always be able to obtain the best possible result in relation to each Transaction.

SPECIFIC INSTRUCTIONS

Where a client provides the Local Manager with a specific instruction in relation to a proposed Transaction or any particular aspect of that Transaction
(including, but not limited to, a direction to execute on a particular venue)
the Local Manager will effect that Transaction in accordance with those instructions. Specific instructions may prevent the Local Manager from following some or all of the steps provided for in the Order Execution Policy which are designed to obtain the best possible result in respect of the elements covered by those instructions.

In following such instructions, the Local Manager will be deemed to have taken all reasonable steps to provide the best possible result in respect of the relevant Transaction or aspect of that Transaction covered by the specific instructions. To the extent that specific instructions are not comprehensive, the Local Manager will determine any non-specified components in accordance with its Order Execution Policy.

SELECTION OF EXECUTION VENUES

The Local Manager includes in its Order Execution Policy those execution venues
(sources of liquidity) that enable the Local Manager to obtain on a consistent basis the best possible result in relation to the Transactions. The Local
Manager may use one or more of the following venues types: (a) Regulated
Markets; (b) Multilateral Trading Facilities; (c) Systematic Internalisers; (d)
third party investment firms; and/or (e) non-EU entities performing similar functions. In this document, the terms "Regulated Market", "Multilateral Trading
Facility" and "Systematic Internaliser" have the meaning given to them in the
Markets in Financial Instruments Directive.

Certain Transactions may be effected outside a Regulated Market or a
Multilateral Trading Facility where the Local Manager believes it can achieve the best possible result by doing so.

The Local Manager assesses product-by-product which venues are likely to provide the best possible result, it also monitors the execution of all Transactions on that venue if an order has been placed with another person and keeps informed of relevant market information. For certain financial instruments, there may be only one execution venue available and in such circumstances, the Local Manager will presume that it has obtained the best possible result if it effects a
Transaction in that venue.

If a Transaction is effected by placing an order with another person for execution, the Local Manager will either determine the ultimate execution venue itself and instruct the other person accordingly, or the Local Manager will use all reasonable efforts to satisfy itself that the other person has arrangements in place to enable the Local Manager to comply with the Local Manager's obligation to obtain the best possible result in relation to the relevant
Transaction.

                                    Sch. 1-2

APPROVAL OF BROKERS, MONITORING AND REVIEW

The Local Manager's Order Execution Policy provides for a broker approval procedure. Apart from a broker's commission/commission equivalent rates, the
Local Manager will consider the following matters when selecting and approving a broker: (a) reliability, integrity and reputation in the industry; (b) execution capabilities, including block positioning, speed of execution and quality and responsiveness of its trading desk; (c) knowledge of, and access to, the markets for the securities being traded; (d) ability to obtain price improvement; (e)
ability to maintain confidentiality; (f) ability to handle non-traditional trades; (g) technology infrastructure; and (h) clearance and settlement capabilities.

In addition, in certain circumstances and in some markets, a broker's research capabilities may be considered relevant factors in connection with the selection and approval of a broker. This may include a broker's coverage of certain industries in which the Local Manager may seek to invest on behalf of its clients, the quality of the broker's research, as well as the reputation and standing of the broker's analysts, their investment strategies, timing, accuracy of statistical information and idea generation.

The Local Manager monitors the quality of the execution services provided by approved brokers and reviews each broker's performance on a regular basis, taking the above factors into account. the Local Manager meets with the most significant brokers periodically to review the service and performance levels provided.

COMMISSION RATES

The Local Manager effects Transactions on the basis of standard commission rates for specific markets. The rates are negotiated from time to time with each broker to ensure competitiveness, taking into account market trends whilst seeking a commercial balance so as to ensure the quality of services provided by the brokers.

                                    Sch. 1-3

                                   Schedule 2

             INFORMATION ABOUT MORGAN STANLEY INVESTMENT MANAGEMENT
             LIMITED'S USE OF DEALING COMMISSIONS AND ACCEPTANCE OF
                       NON-MONETARY BENEFITS FROM BROKERS

MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED'S USE OF DEALING COMMISSIONS AND
NON-MONETARY BENEFITS

Morgan Stanley Investment Management Limited (the "LOCAL MANAGER") will from time to time execute or place orders with selected brokers as portfolio manager on behalf of its professional clients in relation to financial instruments that form part, or may become part, of one or more investment portfolios managed by the Local Manager for its clients (each so executed or placed order a
"TRANSACTION").

Although the Local Manager's investment decisions and the corresponding
Transactions are primarily based upon fundamental analysis and a variety of primary and secondary information sources, external research and market intelligence from analysts employed by the brokers the Local Manager may engage to effect Transactions is valuable in helping to make informed investment decisions and in those circumstances, will enhance the quality of the Fund management service provided by the Local Manager to its clients. The available research covers sectors and markets in detail and may generate and stimulate new ideas and discussions. Some research services will be produced for all clients of the relevant broker, but the analysts may also provide research that has been tailored to the Local Manager's specific request, including the ability to discuss corporate developments in the immediate aftermath of their announcement
(together "RESEARCH SERVICES").

This document is intended to provide the Local Manager's professional clients with information about the manner in which the Local Manager, when effecting
Transactions, may make payments on behalf of its client to certain providers of
Research Services and about certain non-monetary benefits that the Local Manager may receive from certain brokers in the course of its dealings with such brokers.

THE CONDITIONS UPON WHICH DEALING COMMISSIONS WILL BE PAID TO PROVIDERS OF
RESEARCH SERVICES

The Local Manager will only make payments to a broker in consideration of the provision of Research Services when it is satisfied using its reasonable judgement that the Research Services received in return for the payments will reasonably assist the Local Manager in the provision of its portfolio management services to the investment advisers on whose behalf the relevant Transactions are being effected and do not, and are not likely to, impair compliance with the duty of the Local Manager to act in the best interests of its clients
(including, without limitation, its obligation to take all reasonable steps to obtain the best possible result when effecting a Transaction).

THE MANNER IN WHICH DEALING COMMISSIONS ARE PAID TO PROVIDERS OF RESEARCH
SERVICES

If the conditions for payment have been satisfied, the eligible providers of
Research Services may be remunerated for the provision of Research Services as part of the Local Manager's commission sharing arrangements. Under the commission sharing arrangements, the Local Manager will instruct participating brokers to record a certain portion of dealing commission that is received pursuant to the completion of a Transaction, based upon a previously agreed allocation, as research credits (each a "POOL"). Each of the participating brokers has undertaken to the Local Manager, periodically, subject to an instruction from the Local Manager, to make payments from their Pool to providers of Research Services (including the administering broker

                                    Sch. 2-1

itself) as the Local Manager may specify in the instruction(s). Any balance that may remain after allocation instructions have been carried out will be carried forward to the next period.

The Local Manager allocates the Pools based on a periodic assessment of the quality of the Research Services provided to the Local Manager by the participating brokers during that period. the Local Manager tends to consider, without limitation, the quality of the analyst service, the sales service, and the company meetings that have been arranged with senior management of companies in which the Local Manager invests for its clients. Decisions are being taken based on a voting system in which the Local Manager equity portfolio managers participate. As part of a relationship management effort, the Local Manager will meet periodically with those providers of Research Services that the Local
Manager deems most significant.

THE CONDITIONS UPON WHICH THE LOCAL MANAGER EMPLOYEES MAY ACCEPT NON-MONETARY
BENEFITS FROM BROKERS

The Local Manager's employees that interact with brokers may from time to time receive certain non-monetary benefits in the form of gifts. The Local Manager has detailed compliance procedures relating to the standard of conduct expected from employees in these circumstances which are designed to achieve that receipt of such gifts does not, and is not likely to, impair compliance with the duty of the Local Manager and its employees to act in the best interests of its clients.
Most gifts are received during the holiday season and depending on the number received gifts are either put into a raffle or allocated between employees.
Employees are allowed to accept invitations to attend sporting, artistic or entertainment events from suppliers and counterparties in accordance with guidelines and limits that are detailed in the policy.

                                    Sch. 2-2

                                   Schedule 3

           INFORMATION ON THE NATURE AND RISKS OF CERTAIN INVESTMENTS

The information contained in this notice cannot disclose everything about the nature and risks of all financial instruments in the Fund. Rather it is a general description of the nature and risks of financial instruments, which explains the nature of the specific types of instruments which the Investment
Adviser may include in the Fund's investment guidelines (the "INVESTMENT
GUIDELINES"), as well as the risks particular to those instruments. The
Investment Adviser should not include these financial instruments in the
Investment Guidelines unless the Investment Adviser understand the nature of the financial instruments the Investment Adviser is permitting Morgan Stanley
Investment Management Limited (the "LOCAL MANAGER") to enter into on the
Investment Adviser's behalf and the extent of the Investment Adviser's exposure to risk. The Investment Adviser should also be satisfied that such financial instruments are suitable for the Fund in light of the Investment Adviser's circumstances and financial position. Certain strategies, such as a spread position or "straddle", may be as risky as a simple "long" or "short" position.
While financial instruments can be utilised for the management of investment risk, certain financial instruments are unsuitable for certain investors.
Different financial instruments involve different levels of exposure to risk, and in deciding whether to include such instruments in the Investment
Guidelines, the Investment Adviser should be aware of the following points.

1.   GENERAL

1.1  RETURNS

The value of investments and the income from them may fluctuate and go down as well as up. There is no guarantee that the investment objective will actually be achieved or that the Investment Adviser will get back the amount initially invested. The value of investments may be affected by a variety of factors, including economic and political developments, interest rates and foreign exchange rates, as well as issuer-specific events.

1.2  CURRENCY RISK

Investments denominated in currencies other than the Investment Adviser's base currency carry the risk of exchange-rate movements. A movement in exchange rates may have a separate effect, unfavourable as well as favourable, on gains and losses in the Fund. Hedging techniques may, in certain circumstances, be limited or not be successful.

1.3  INVESTMENTS WHICH ARE NOT READILY REALISABLE

The market for some investments may be restricted or illiquid. Subject to the
Investment Guidelines, the Local Manager may effect transactions in such investments for the Fund. There may be no readily available market and from time to time there may be difficulty in dealing in such investments or obtaining reliable information about the value and extent of risks associated with such investments.

2.   EQUITY SECURITIES AND DEBT SECURITIES

Buying equity securities (the most common form of which are shares) will mean that the Investment Adviser will become a member of the issuer company and participate fully in its economic risk. Holding equity securities will generally entitle the Investment Adviser to receive any dividend distributed each year (if any) out of the issuer's profits made during the reference period.

                                    Sch. 3-1

On the other hand, buying debt securities (such as bonds and certificates of deposit) will mean that the Investment Adviser is, in effect, a lender to the company or entity that has issued the securities. Holding debt securities will entitle the Investment Adviser to receive specified periodic interest payments, as well as repayment of the principal at maturity.

Generally, holdings in equity securities will expose the Investment Adviser to more risk than debt securities since remuneration is tied more closely to the profitability of the issuer. In the event of insolvency of the issuer, the
Investment Adviser's claims for recovery of the Investment Adviser's equity investment in the issuer will generally be subordinated to the claims of both preferred or secured creditors and ordinary unsecured creditors of the issuer.

There is an extra risk of losing money when shares are bought in some smaller companies, such as penny shares. There is a usually big difference between the buying price and the selling price of these shares. If they have to be sold immediately, the Investment Adviser may get back much less than was paid for them. The price may change quickly and it may go down as well as up.

Holdings in debt securities, on the other hand, generally risk not being remunerated only if the issuer is in a state of financial distress. Moreover, in the event of insolvency of the issuer, the Investment Adviser is likely to be able to participate with other creditors in the allotment of the proceeds from the sale of the company's assets in priority to holders of equity securities.

If the Investment Guidelines allow the Local Manager to buy equity or debt securities the Investment Adviser will be exposed to both the specific risks associated with individual securities held (and the financial soundness of their issuers), as well as the systemic risks of the equity and debt securities markets.

3.   DERIVATIVES

3.1  FUTURES

Transactions in futures involve the obligation to make, or to take, delivery of the underlying asset of the contract at a future date, or in some cases to settle the Investment Adviser's position with cash from the Fund or elsewhere.
Transactions in futures carry a high degree of risk. The "gearing" or "leverage"
often obtainable in futures trading means that a small deposit or down payment can lead to large losses as well as gains. It also means that a relatively small market movement can lead to a proportionately much larger movement in the value of the Investment Adviser's investment, and this can work against the Investment
Adviser as well as for the Investment Adviser. Futures transactions have a contingent liability, and the Investment Adviser should be aware of the implications of this, in particular the margining requirements, which are described in paragraph 7.2 below.

3.2  OPTIONS

There are many different types of options with different characteristics subject to different conditions:

3.2.1 BUYING OPTIONS:

Allowing the Local Manager to buy options involves less risk than allowing the
Local Manager to sell options because, if the price of the underlying asset moves against the Investment Adviser, the Local Manager can simply allow the option to lapse. The maximum loss is limited to the premium, plus any commission or other transaction charges. However, if the Local Manager buys a call option on a futures contract for the Investment Adviser and later exercises the option, the Investment Adviser will acquire the

                                    Sch. 3-2

future. This will expose the Investment Adviser to the risks described under
"futures" and "contingent liability transactions".

3.2.2 WRITING OPTIONS:

If the Investment Guidelines allow the Local Manager to write an option for the
Investment Adviser, the risk involved is considerably greater than buying options. The Investment Adviser may be liable for margin to maintain its position and a loss may be sustained well in excess of any premium received. By allowing the Local Manager to write an option on the Investment Adviser's behalf, the Investment Adviser accepts a legal obligation to purchase or sell the underlying asset if the option is exercised against the Investment Adviser, however far the market price has moved away from the exercise price. If the
Investment Adviser already owns the underlying asset which the Local Manager has contracted on the Investment Adviser's behalf to sell as part of the Fund (known as "covered call options") the risk is reduced. If the Investment Adviser does not own the underlying asset (known as "uncovered call options") the risk can be unlimited. Only experienced persons should contemplate authorising the Local
Manager to write uncovered options, and then only after securing full details of the applicable conditions and potential risk exposure.

3.2.3 TRADITIONAL OPTIONS:

A particular type of option (called a "traditional option") is written by certain London Stock Exchange firms under special exchange rules. These may involve greater risk than other options. Two way prices are not usually quoted and there is no exchange market on which to close out an open position. It may be difficult to assess the value of a traditional option or for the seller of such an option to manage his exposure to risk. Again, the Investment Adviser should only provide for the Investment Guidelines to permit the Local Manager to invest in "traditional options" if the Investment Adviser is fully aware of the risks involved.

3.2.4 MARGIN:

Certain options markets operate on a margined basis, under which buyers do not pay the full premium on their option at the time they purchase it. In this situation the Fund (or the Investment Adviser if there are insufficient assets in the Fund) may subsequently be called upon to pay margin on the option up to the level of the Investment Adviser's premium. If the Investment Adviser fails to do so as required, the Investment Adviser's position may be closed or liquidated in the same way as a futures position.

3.3  CONTRACTS FOR DIFFERENCES:

A contract for difference is a contract between two parties, buyer and seller, stipulating that the seller will pay to the buyer the difference between the current value of an asset and its value at contract time. Contracts for differences allow investors to take long or short positions, and unlike futures contracts have no fixed expiry date or contract size. Trades are conducted on a leveraged basis and these contracts can only be settled in cash. Investing in a contract for differences carries the same risks as investing in a future or option and the Investment Adviser should be aware of these as set out in paragraphs 3.1 and 3.2 respectively. Transactions in contracts for differences may also have a contingent liability and the Investment Adviser should be aware of the implications of this as set out in paragraph 7.2 below. As with many leveraged products, maximum exposure is not limited to the initial investment;
it is possible to lose more than one put in.

3.4  OFF-EXCHANGE TRANSACTIONS IN DERIVATIVES:

It may not always be apparent whether or not a particular derivative is on or off-exchange.

                                    Sch. 3-3

While some off-exchange markets are highly liquid, transactions in off-exchange or non transferable derivatives may involve greater risk than investing in on-exchange derivatives because there is no exchange market on which to close out an open position. It may be impossible to liquidate an existing position, to assess the value of the position arising from an off-exchange transaction or to assess the exposure to risk. Bid and offer prices need not be quoted, and even where they are, they will be established by dealers in these instruments and consequently it may be difficult to establish what a fair price is. The
Investment Adviser should only permit the Local Manager in the Investment
Guidelines to invest the Fund in off-exchange derivatives transactions if the
Investment Adviser is fully aware of the risks involved.

3.5  ISDA MASTER AGREEMENT

Where the Investment Adviser permits the Local Manager under the Investment
Guidelines to enter into derivative transactions, these may be of the type that may be governed by the ISDA Master Agreement. The ISDA Master Agreement is a
standard agreement commonly used in the derivatives market which sets forth key provisions governing the contractual relationship between the parties to such agreement, including each of their rights, liabilities and obligations. If the
Local Manager enters into derivative transactions on the Investment Adviser's behalf, the Local Manager may also enter into a Credit Support Annex. The Credit
Support Annex is an annex to the ISDA Master Agreement and is used to document bilateral credit support arrangements between parties for transactions governed by an ISDA Master Agreement.

On each date on which a derivatives transaction is entered into, the Investment
Adviser will be deemed to have given various representations and undertakings to each counterparty with whom the Local Manager enters into an ISDA Master
Agreement on the Investment Adviser's behalf.

In certain circumstances, the Investment Adviser may be required to pay an additional amount or receive a payment from which an amount is required to be deducted or withheld, in each case in respect of any deduction or withholding for on account of any tax, or be required to pay any stamp tax levied or imposed in respect of the execution or performance of the ISDA Master Agreement.

Markets and exchanges require that anyone trading in derivatives must advance collateral as security for initial and variation margin requirements. The Local
Manager has been authorised to instruct the Investment Adviser's custodian to advance cash or other collateral acceptable to the counterparty or broker to meet margin payments as required by the rules and regulations of any market or exchange on which derivatives are dealt by the Local Manager as the Investment
Adviser's agent. If, under the rules and regulations of any exchange or market, adverse price movements occur and margin calls are made and insufficient funds are available in the Portfolio to meet such margin calls, the Local Manager may request that the Investment Adviser make additional funds immediately available until assets can be realised to cover the related margin call. If the Investment
Adviser fails to makes such funds available, the Investment Adviser's positions may be closed out and liquidated, resulting in a loss to the Portfolio for which the Local Manager shall not be liable.

4.   WARRANTS

If the Investment Guidelines so permit, the Local Manager may effect transactions in warrants for the Fund.

4.1  WARRANTS:

A warrant is a time-limited right to subscribe for shares, debentures, loan stock or government securities, and is exercisable against the original issuer of the securities. Warrants often involve a high degree of

                                    Sch. 3-4

gearing, so that a relatively small movement in the price of the underlying security results in a disproportionately large movement, favourable or unfavourable in the price of the warrant. The prices of warrants can therefore be volatile. The Investment Adviser should not include warrants in the
Investment Guidelines unless the Investment Adviser is prepared for the Fund to sustain a total loss of the money the Investment Adviser has invested plus any commission or other transaction charges. Some other instruments are also called warrants but are actually options (for example, a right to acquire securities which is exercisable against someone other than the original issuer of the securities, often called a "covered warrant").

If the Investment Adviser is considering including warrants in the Investment
Guidelines, it is essential to understand that the right to subscribe which a warrant confers is invariably limited in time. Therefore, if the Investment
Adviser fails to exercise this right within the pre-determined time scale, the investment becomes worthless.

4.2  OFF-EXCHANGE TRANSACTIONS:

Transactions in off-exchange warrants may involve greater risk than dealing in exchange traded warrants because there is no exchange market through which to liquidate the Investment Adviser's position or to assess the value of the warrant or the exposure to risk. Bid and offer prices need not be quoted, and even where they are, they will be established by dealers in these instruments and consequently it may be difficult to establish what a fair price is. The
Investment Adviser should only permit the Local Manager in the Investment
Guidelines to invest the Fund in off-exchange warrants if the Investment Adviser is fully aware of the risks involved.

5.   COLLECTIVE INVESTMENT SCHEMES

Collective investment schemes (such as investment funds and open-ended investment companies) invest funds paid by purchasers of units or shares in the collective investment scheme in the various types of asset provided for in their rules or investment plans. As such, collective investment schemes generally allow unit holders and shareholders to achieve a high degree of diversification at a relatively low cost. Open-ended investment funds, for example, allow savers to invest or disinvest by buying or selling fund units on the basis of the value of a unit, plus or minus relevant commissions (the value of the unit being obtained by dividing the value of the entire portfolio managed by the Fund, calculated at market prices, by the number of units in circulation).

Allowing the Local Manager to purchase units or shares in a collective investment scheme will expose the Investment Adviser to the risks associated with the nature of the financial instruments in which the collective investment scheme invests and, where relevant, their concentration in a particular sector, country, region or asset class. Before allowing the Local Manager to invest in collective investment schemes, the Investment Adviser should make itself fully aware of the risks associated with collective investment schemes, including without limitation, the general risks identified in paragraph 1 above.

6.   EXCHANGE TRADED FUNDS

Exchange traded funds ("ETFS") are closed-ended collective investment schemes, traded as shares on stock exchanges, and typically replicate a stock market index, market sector, commodity or basket of assets. As such, they generally combine the flexibility and tradeability of a share with the diversification of a collective investment scheme. Where the Investment Guidelines permit the Local
Manager to purchase ETFs, the Investment Adviser will be exposed to similar risks as detailed in respect of equity securities and collective investment schemes, as well as the general risks detailed in paragraph 1.

                                    Sch. 3-5

7.   MISCELLANEOUS

7.1  OVERSEAS MARKETS:

Overseas markets may involve different risks to the Investment Adviser's home markets. In some cases the risks will be greater. In drafting the Investment
Guidelines to permit the Local Manager to invest in overseas markets the
Investment Adviser should make itself fully aware of the risks and protections
(if any) which will operate in any relevant overseas markets. The potential for profit or loss from transactions on overseas markets or in contracts denominated other than in the Fund's base currency will be affected by fluctuations in overseas exchange rates against the Fund's base currency.

7.2  CONTINGENT LIABILITY INVESTMENTS:

Contingent liability investments are derivatives under the terms of which the
Client will or may be liable to make further payments (other than charges, and whether or not secured by margin) when the transaction falls to be completed or upon the earlier closing out of the Investment Adviser's position. Contingent liability investments which are margined require the Fund (or the Investment
Adviser if there are insufficient assets in the Fund) to make a series of payments against the purchase price, instead of paying the whole purchase price immediately.

If the Investment Adviser permits the Local Manager, as part of the Investment
Guidelines, to trade for the Fund in futures, contracts for differences or write or otherwise deal on margin in options for the Fund, the Investment Adviser may sustain a total loss of the margin which the Local Manager, on the Investment
Adviser's behalf, deposits with a broker to establish or maintain a position. If the market moves against the Investment Adviser, the Investment Adviser may be
called upon to pay out of the Fund (or the Investment Adviser's other assets if there are insufficient assets in the Fund) substantial additional margin at short notice to maintain the position. If the Investment Adviser fails to do so within the time required, the Investment Adviser's position may be liquidated at a loss and the Investment Adviser will be liable for any resulting deficit.

Even if a transaction is not margined, it may still carry an obligation to make further payments in certain circumstances over and above any amount paid when the contract was entered into. Contingent liability investments which are not traded on or under the rules of a regulated market may expose the Investment
Adviser and the Fund to substantially greater risks.

7.3    COLLATERAL:

If the Investment Adviser permits the Local Manager as part of the Investment
Guidelines to enter into transactions which require the Investment Adviser to deposit collateral as security with a broker, the way in which such collateral will be treated will vary according to the type of transaction and where it is traded. There could be significant differences in the treatment of the
Investment Adviser's collateral depending on whether the trading is on a regulated market, with the rules of that market (and associated clearing house)
applying, or is off-exchange. Deposited collateral may lose its identity as the
Investment Adviser's property once dealings on the Investment Adviser's behalf are undertaken. Even if the Investment Adviser's dealings should ultimately prove profitable, the Investment Adviser may not get back the same assets which the Local Manager deposited on the Investment Adviser's behalf and may have to accept payment in cash.

7.4  COMMISSIONS:

The Investment Adviser is liable for all commissions and it may be the case that charges are not expressed in money terms (but for example, as a percentage of contract value). In the case of futures, when

                                    Sch. 3-6

commission is charged as a percentage, it will normally be as a percentage of the total contract value, and not simply as a percentage of the Investment
Adviser's initial payment.

7.5  SUSPENSIONS OF TRADING:

Under certain trading conditions or the application of certain rules in force in some markets (such as circuit breakers) it may be difficult or impossible for the Local Manager to liquidate a position held for the Investment Adviser. This may occur, for example, at times of rapid price movement if the price of an investment rises or falls in one trading session to such an extent that under the rules of the relevant exchange trading of that investment is suspended or restricted. Further, the Local Manager placing a stop-loss order on the
Investment Adviser's behalf will not necessarily limit losses to the intended amounts because market conditions may make it impossible to execute such an order at the stipulated price. Most electronic and auction trading systems are supported by computerised systems for order routing and trade checking, recording and clearing. Like all automated procedures, these systems are subject to the risk of stoppages and malfunctions, which may result in the Investment
Adviser's orders not being executed in accordance with the Local Manager's instructions or remaining unexecuted.

7.6  CLEARING HOUSE PROTECTIONS:

On many exchanges, the performance of a transaction by a broker (or the third party with whom he is dealing on the Investment Adviser's behalf) is
"guaranteed" by the exchange or its clearing house. However, this guarantee is unlikely in most circumstances to cover the Investment Adviser and may not protect the Investment Adviser if the broker or another party defaults on its obligations to the Investment Adviser. There is no clearing house for traditional options, nor normally for instruments which are not traded under the rules of a recognised or designated investment exchange.

7.7  INSOLVENCY:

A derivative broker's insolvency or default, or that of any other brokers involved with the Investment Adviser's transaction, may lead to positions being liquidated or closed out without the Investment Adviser's or the Local Manager's consent or knowledge. In certain circumstances, the Investment Adviser may not get back the actual assets which the Investment Adviser lodged as collateral and the Investment Adviser may have to accept any available payment in cash.

                                    Sch. 3-7